0427\97-14005
                    SCHEDULE 14C INFORMATION

             Information Statement Pursuant to Section 14(c) of
                the Securities Exchange Act of 1934 (Amendment No. 2)

                Check the appropriate box:
                [ X ]          Preliminary Information Statement
                [   ]          Confidential, for Use  of  the
                               Commission Only (as permitted by
                               Rule 14c-5(d)(2))
                [   ]          Definitive Information Statement

                             UNIVERSAL HEIGHTS, INC.
                      (Name  of Registrant  As Specified In Its Charter)



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                                to which transaction applies:
                                   Common Stock, par value $.01 per share

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                                which transaction applies:


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                        PRELIMINARY COPY

                    UNIVERSAL HEIGHTS, INC.
                     19589 N.E. 10th Avenue
                     Miami, Florida  33179



                     INFORMATION STATEMENT



                   Pursuant to Regulation 14C
                       Promulgated Under
        the Securities Exchange Act of 1934, as amended

      This  Information Statement, which is being  mailed  on  or
about                , 1997 to holders of record on October     ,
1997 of shares of the common stock, par value $.01 per share (the "Common Stock") of Universal Heights, Inc., a Delaware corporation (the "Company"), is being furnished in connection with the proposed adoption of a Certificate of Amendment to the Company's Amended and Restated Certificate of Incorporation (the "Amendment") pursuant to the written consent of the holders of a majority of the Company's outstanding Common Stock, Series A Preferred Stock and Series M Preferred Stock (which Series A and Series M Preferred stock is held by members of current management and a person related thereto). See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT."

     On August 18, 1997, the Board of Directors of the Company approved and recommended that the Company's Amended and Restated Certificate of Incorporation be amended to increase the number of authorized shares of Common Stock from 20,000,000 to 40,000,000. On October , 1997 (the "Record Date"), the holders of more than a majority of the issued and outstanding shares of Common Stock executed a Written Consent to Corporate Action (the "Written Consent") pursuant to which such holders approved the Amendment. Such approval by the Board of Directors and by the holders of a majority of the issued and outstanding shares of Common Stock is adequate under Delaware law to cause the
Amendment to be effected. The Amendment will become effective upon the filing with the Company of the Written Consent and the filing of the Amendment with the Secretary of State of Delaware. The Company anticipates that the filing of the Written Consent
with  the Company will occur on or about                  ,  1997
(the record date for determining those stockholders entitled to notice of corporate action) following which the Company will prepare and file the Amendment with the Secretary of State of Delaware. In accordance with applicable law, the Company is mailing this Information Statement to Company stockholders entitled to notice at least twenty (20) calendar days prior to the date the Amendment is to be filed with the Secretary of State in Delaware.

       This   Information   Statement  is  being   provided   for
informational purposes only.  WE ARE NOT ASKING YOU FOR  A  PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

              OUTSTANDING STOCK AND VOTING RIGHTS

     As of the Record Date, there were 3,425,588 shares of Common Stock, 49,250 shares of Series A Preferred Stock and 88,690 shares of Series M Preferred Stock (collectively, the "Preferred Stock") issued and outstanding, respectively. Each share of Common Stock and Preferred Stock entitles its holder to one vote.

                     SECURITY OWNERSHIP OF
            CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth the beneficial ownership of Common Stock as of the Record Date: (i) each of the Company's officers and directors, (ii) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, and (iii) all of the Company's officers and directors as a group:
                                                     Percentage
Name and Address of          Number of Shares        Ownership
Beneficial Owner(1)       Beneficially Owned(2)(3)   of Class(3)

Bradley I. Meier              2,910,818(4)                  59.0%
Norman M. Meier               1,465,624(5)                  37.1%
Irwin L. Kellner                100,000(6)                   2.8%
Reed J. Slogoff                 100,000(7)                   2.8%
Joel M. Wilentz                 100,000(8)                   2.8%
Phylis R. Meier                 996,426(9)                  25.9%
Belmer Partners                 271,701(10)                  7.8%
Shephard Lane, Esq.             214,142                      6.0%
 Slatt & Lane
 600 Third Avenue
 New York, NY 10016
Officers and directors
as a group (5 people)         4,404,741(11)                 76.6%



(1)  Each  person's address is c/o the Company, 19589  N.E.  10th
     Avenue, Miami, Florida 33179, unless otherwise noted.

(2)  Unless  otherwise indicated, the Company believes  that  all persons  named in the table have sole voting and  investment
     power   with   respect  to  the  shares  of   Common   Stock
     beneficially owned by them.

(3) A person is deemed to be the beneficial owner of Common Stock that can be acquired by such person within 60 days of the date hereof upon the exercise of warrants or stock options or conversion of Series A and Series M Preferred Stock or convertible debt. Except as otherwise specified, each beneficial owner's percentage ownership is determined by assuming that warrants, stock options, Series A and Series M Preferred Stock and convertible debt that is held by such person (but not those held by any other person) and that are exercisable within 60 days from the date hereof,
     have been   exercised or converted.


(4) Consists of (i) (a) 962,829 shares of Common Stock, (b) options to purchase 1,875 shares of Common Stock at an exercise price of $9.00, options to purchase 1,875 shares of Common Stock at an exercise price of $12.50, ten-year options to purchase 90,000 shares at an exercise price of $2.88 as to 45,000 shares and $3.88 as to the remaining 45,000 shares granted pursuant to Mr. Meier's employment agreement, options to purchase 90,000 shares at an exercise price of $1.13 per share and options to purchase 500,000 shares at $1.25 per share, (c) warrants to purchase 15,429 shares of Common Stock at an exercise price of $1.75, warrants to purchase 339,959 shares at an exercise price of $3.00 per share, warrants to purchase 82,000 shares of Common Stock at $1.00 and warrants to purchase 131,700 shares of Common Stock at a price of $.75 per share, (d) 169,450 shares of Common Stock issuable upon conversion of Series M Preferred Stock and (ii) an aggregate of 271,701 shares of Common Stock (including shares of Common Stock issuable upon exercise of warrants and conversion of Series A and Series M Preferred Stock) beneficially owned by Belmer Partners, a Florida general partnership ("Belmer"), of which Mr. Meier is a general partner. Excludes options to purchase 250,000 shares of Common Stock at $1.00 per share which vest on November 2, 1997 and unvested options to purchase 1,000,000 shares of Common Stock at $1.00 per share granted pursuant to Mr. Meier's new employment agreement. Also excludes all securities owned by Norman Meier and Phylis Meier, Mr. Meier's father and mother, respectively. Mr. Meier is the President, Chief Executive Officer and a Director of the Company.

(5) Consists of (i) (a) 457,371 shares of Common Stock, (b) options to purchase 3,750 shares of Common Stock at an exercise price of $12.50 per share, and options to purchase 3,750 shares of Common Stock at an exercise price of $9.00 per share and options to purchase 250,000 shares of Common Stock at an exercise price of $1.25, (c) warrants to purchase 3,082 shares of Common Stock at an exercise price of $22.00 per share, warrants to purchase 2,494 shares of Common Stock at an exercise price of $4.25 per share, warrants to purchase 28,538 shares of Common Stock at an exercise price of $1.50 per share, warrants to purchase 120,000 shares of Common Stock at an exercise price of $3.00 and warrants to purchase 110,000 shares of Common Stock at an exercise price of $1.00, and (d) 214,938 shares of Common Stock issuable upon conversion of Series A and Series M Preferred Stock owned by such person and (ii) an aggregate of 271,701 shares of Common Stock (including shares of Common Stock issuable upon exercise of warrants and conversion of Series A and Series M Preferred Stock) beneficially owned by Belmer, of which Mr. Meier is a general partner. Excludes options to purchase 250,000 shares of Common Stock at $1.00 per share which options vest on November 2, 1997 and options to purchase 600,000 shares of Common Stock at $1.00 per share which were granted on August 6, 1997. Excludes all securities owned by Bradley
     Meier  or  Phylis  Meier.  Mr. Meier is a  Director  of  the
     Company, the father of Bradley Meier, the President of the Company and the former spouse of Phylis Meier.
(6) Consists of options to purchase 100,000 shares of Common Stock at an exercise price of $1.00 per share. Dr. Kellner is a director of the Company.

(7)  Consists  of  options to purchase 100,000 shares  of  Common
     Stock at $1.00 per share. Mr. Slogoff is a director of the Company.

(8) Consists of options to purchase 100,000 shares of Common stock at $1.00 per share. Mr. Wilentz is a director of the Company.

(9) Consist of (i) 333,792 shares of Common Stock, (b) 2,880 shares of Common Stock issuable upon conversion of related party debt, (c) warrants to purchase 354,115 shares of Common Stock, and (d) 33,938 shares of Common Stock issuable upon conversion Series A and Series M Preferred Stock owned by Ms. Meier, and (ii) an aggregate of 271,701 shares of Common Stock (including shares of Common Stock issuable upon exercise of warrants and conversion of Series A and Series M Preferred Stock) beneficially owned by Belmer. Excludes all securities owned by Bradley Meier and Norman Meier, the son and former spouse of Ms. Meier, respectively. Ms. Meier is managing general partner of Belmer.

(10) Consists of (a) 54,533 shares of Common Stock, (b) 67,168 shares of Common Stock issuable upon exercise of warrants and (c) 150,000 shares of Common Stock issuable upon conversion of Series A and Series M Preferred Stock. Belmer Partners is a Florida general partnership in which Phylis R. Meier is managing general partner and Bradley I. Meier and Norman M. Meier are general partners.

(11) See footnotes (1) - (8) above.


                  AMENDMENT OF THE COMPANY'S
      AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO
                     INCREASE THE NUMBER OF
               AUTHORIZED SHARES OF COMMON STOCK
                 FROM 20,000,000 TO 40,000,000


     The Company proposes to increase its authorized Common Stock from 20,000,000 shares to 40,000,000 shares. The par value of the Common Stock will remain at $.01 per share. The Board of Directors believes that an amendment to its Amended and Restated Certificate of Incorporation to accomplish this purpose is in the best interests of the Company and its shareholders so as to have issuable additional authorized but unissued shares of Common Stock in an amount adequate to provide for the future needs of the Company. The additional shares will be available for issuance from time to time by the Company at the discretion of the Board of Directors, normally without further shareholder action or notification (except as may be required for a particular transaction by applicable law, requirements of regulatory agencies or by stock exchange rules), for any proper corporate purpose including, but not limited to, future acquisitions of property or securities of other corporations, stock dividends, stock splits, equity and convertible debt financings. The Company has no current plans to make an acquisition of property or securities of another corporation or to engage in a merger, exchange, combination or other similar transaction other than the insurance subsidiary financing discussed below.

       Such additional shares will also be available for: (a) the possible exercise of shares of Common Stock underlying previously issued and currently outstanding (1) Common Stock Purchase Warrants which are currently "out of the money" and (2) stock options issued to certain members of management and others which options by their terms have not yet vested and/or are "out of the money"; and (b) the possible conversion of previously issued and outstanding shares of Series A and Series M Preferred Stock into shares of the Company's Common Stock (such Common Stock Purchase Warrants, stock options, and Series A and Series M Preferred
Stock   are   collectively  referred  to  as  the    "Convertible
Securities"),    which   Convertible   Securities    relate    to
approximately 10,000,000 underlying shares of Common Stock.

      The Company is currently seeking to obtain equity and/or debt financing from various institutional and/or otherwise accredited investors for its recently formed subsidiary, Universal Property & Casualty Insurance Company for purposes of meeting minimum regulatory capitalization requirements ($5,300,000) and for working capital purposes generally (approximately $200,000), assuming receipt and acceptance by the Company of the Minimum, as defined below. The Company is seeking to raise a minimum (the "Minimum") of $6,000,000 on a "best efforts all or none basis" and up to an additional $5,500,000 on a "best efforts basis." The Company is presently in receipt of the Minimum, which is being held in escrow pending receipt of certain approvals from the Florida Department of Insurance, which approvals are anticipated shortly. The terms of such financing received to date provide for restricted shares of the Company's Common Stock to be issued for $.60 a share. No assurances can be given to whether the Company will obtain any additional funds sought or of what the definitive terms of any such additional financing, if any, will be; however, the number of shares of Common Stock that may be issued in connection with any such financing will not exceed the number of shares of Common Stock currently outstanding together with that number of shares of Common Stock underlying the Convertible Securities. The Company does not believe that any such financing will per se result in a change of control (ie. change of management) as investors who are and who may participate in such financing are believed to be investing, in part, based upon their present views of current management. Further, prior to any shareholders meeting, current management will be in a position to effectively continue to control the affairs of the Company. Also, management is not aware of any voting arrangements or understandings by or among either the investors who have already invested or any prospective investors with whom the Company is currently discussing its financing plans, all of whom are, to management's knowledge, unaffiliated.

       No shareholder will have statutory preemptive rights regarding any future issuance of any shares of Common Stock.

     The complete text of the proposed Amendment to the Company's
Amended and Restated Certificate of Incorporation is set forth as Exhibit A to this Information Statement.

      The Company's Annual Report on Form 10-KSB for the fiscal year ended April 30, 1997, as amended and Quarterly Report on Form 10-QSB for the quarter ended July 31, 1997, as amended are incorporated by reference.




                                   BY ORDER OF THE BOARD
                                   OF DIRECTORS


                                   Bradley Meier, President


                                   Irwin Kellner, Secretary


                                                        EXHIBIT A

                    CERTIFICATE OF AMENDMENT
                               OF
                      AMENDED AND RESTATED
                  CERTIFICATE OF INCORPORATION
                               OF
                    UNIVERSAL HEIGHTS, INC.

      Universal Heights, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General
Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

      FIRST: That the Board of Directors of the Corporation, by the unanimous written consent of its members and filed with the minutes of the Corporation, adopted a resolution proposing and declaring advisable the following amendment to the Amended and Restated Certificate of Incorporation of the Corporation:

      RESOLVED, that the Corporation shall amend its Amended and Restated Certificate of Incorporation by deleting in its entirety paragraph (a) and subparagraphs (i) and (ii) thereunder of
ARTICLE IV and inserting in its place the following:

                           ARTICLE IV

          (a) The total number of shares of all classes of stock which the Corporation shall have authority to issue is 41,000,000 shares, of which:

                    (i) 40,000,000 shares shall be designated as Common Stock, having a par value of $.01 per share
               (the "Common Stock"); and

                     (ii) 1,000,000 shares shall be designated as
               Preferred Stock, having a par value of $.01 per share.

      All other provisions of Article IV of the Corporation's Amended and Restated Certificate of Incorporation and all other provisions of the Corporation's Amended and Restated Certificate of Incorporation shall remain unchanged and in full force and effect.

     SECOND: That in lieu of a meeting and vote of stockholders, the holders of outstanding shares of Common Stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted have given their written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

      THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 and
Section  228  of  the General Corporation Law  of  the  State  of
Delaware.
       IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Bradley I. Meier, its President, and
attested by Irwin Kellner, its Secretary this      day of
              , 1997.

                         UNIVERSAL HEIGHTS, INC.


                         By:
                             Bradley I. Meier, President

(SEAL)

ATTEST:

By:
     Irwin Kellner, Secretary